Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190981 on Form S-8 and in Registration Statement No. 333-187902 on Form S-3 of Park City Group, Inc. of our reports dated September 11, 2014, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Park City Group, Inc. for the year ended June 30, 2014.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
September 11, 2014